Exhibit 1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities and Exchange Act of 1934, each of the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of shares of stock of Helicos Biosciences Corporation.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Dated:  January 2, 2009

*
Axel Bichara

*
Jean-Francois Formela

*
Christopher Spray

Atlas Venture Fund V, L.P.
Atlas Venture Entrepreneurs’ Fund V, L.P.
By: Atlas Venture Associates V, L.P.
their general partner
By: Atlas Venture Associates V, Inc.
its general partner

By:	/s/ Kristen Laguerre
Name:	Kristen Laguerre
Title:	Vice President

Atlas Venture Associates V, L.P.
By: Atlas Venture Associates V, Inc.
its general partner

By:	/s/ Kristen Laguerre
Name:	Kristen Laguerre
Title:	Vice President

Atlas Venture Associates V, Inc.
By:	/s/ Kristen Laguerre

Name:	Kristen Laguerre
Title:	Vice President

Atlas Venture Fund VI, L.P.
Atlas Venture Entrepreneurs’ Fund VI, L.P.
By: Atlas Venture Associates VI, L.P.
their general partner
By: Atlas Venture Associates VI, Inc.
its general partner

By:	/s/ Kristen Laguerre
Name:	Kristen Laguerre
Title:	Vice President

Atlas Venture Fund VI GmbH & Co. KG
By: Atlas Venture Associates VI, L.P.
Its managing limited partner
By: Atlas Venture Associates VI, Inc.
Its general partner

By:	/s/ Kristen Laguerre
Name:	Kristen Laguerre
Title:	Vice President

Atlas Venture Associates VI, L.P.
By: Atlas Venture Associates VI, Inc.
its general partner

By:	/s/ Kristen Laguerre
Name:	Kristen Laguerre
Title:	Vice President

Atlas Venture Associates VI, Inc.

By:	/s/ Kristen Laguerre
Name:	Kristen Laguerre

Title:	Vice President

*By:	/s/ Jeanne Larkin Henry
By Jeanne Larkin Henry as Attorney-in-Fact